Exhibit 4.1




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                                  IMATRON INC.

                        1994 EMPLOYEE STOCK PURCHASE PLAN
                       (as amended through June 28, 1996)

                                       Date of Board Approval:  October 29, 1993
                                     Date of Shareholder Approval:  May 20, 1994
                                      Amendment Approved by Board:  May 28, 1996
                              Amendment Approved by Shareholders:  June 28, 1996


         1. Establishment Of The Plan; Purpose. This Employee Stock Purchase Plan (the "Plan") was established to provide Eligible Employees with an opportunity through regular payroll deductions to purchase Common Stock of Imatron Inc. (the "Company") so that they may increase their proprietary interest in the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board of Directors" means the Committee if one has been appointed, or the Board of Directors of the Company if no Committee has been appointed.

                  (b) "Code" means the Internal Revenue Code of 1986.

                  (c) "Committee" means the committee appointed by the Board of Directors to administer the Plan in accordance with Section 3 below - "Administration" - if one is appointed.

                  (d) "Company" means Imatron Inc. and such present or future Subsidiaries, as defined in Section 425 of the Code, of the Company as the Board of Directors shall from time to time designate.

                  (e) "Compensation" means the annual base rate of pay of a Participant as of the first day of an Offering Period, determined in accordance with nondiscriminatory rules adopted by the Board of Directors, including commissions, but excluding income with respect to stock options or other stock purchases or moving expense reimbursements.

                  (f) "Eligible Employee" means any regular employee of the Company whose date of hire was at least six months prior to the commencement of an Offering Period or an Interim Offering Period and who is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year.

                  (g) "Exchange Act" means the Securities and Exchange Act of 1934.

                  (h) "Fair Market Value" of a share of Stock means the NASDAQ closing price on the applicable date. In the event the Stock is not traded on the date as of which the Fair Market Value is to be determined, Fair market Value shall be determined as of the next preceding date on which the stock is traded.

                  (i) "Interim Offering Period" means each three-month period during and within

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an Offering Period.

                  (j) "Option" means the right of a Participant to purchase Stock during the applicable Offering Period.

                  (k)  "Offering  Date"  means the  first  day of each  Offering
Period.

                  (l) "Offering Period" means, in the absence of a specific determination to the contrary by the Board of Directors or the Committee, a 27-month period during which contributions may be made toward the purchase of Stock under the Plan. The Board of Directors or the Committee may establish from time to time Option Periods which may be up to twenty-seven (27) months.

                  (m) "Participant" means an Eligible Employee who elects to participate in the Plan.

                  (n) "Plan Account" means the account established for each Participant pursuant to the Plan.

                  (o) "Purchase Price" means the price at which Participants may purchase Stock as determined pursuant to the Plan.

                  (p) "Stock" means the Common Stock of the Company.

                  (q) "Subsidiary" means a corporation a majority of whose voting shares are owned by the Company.

         3. Administration. The Plan shall be administered by the Board of Directors and/or by a duly appointed Committee. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. The interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any right to purchase Stock shall be conclusive and binding on all persons.

                  (a)   Delegation   to   Committee.   The  Board  may  delegate
administration of the Plan to the Committee composed of not fewer than two (2) members of the Board. All of the members of such Committee shall be disinterested persons as defined by the provisions of subparagraph 3(b) - "Disinterested Person." If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan; as may be adopted from time to time by the Board. The Board shall otherwise comply with the requirement:s of Rule 16b-3 promulgated under the Exchange Act, as from time t:o time in effect. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Two members of the Committee shall constitute a quorum for the transaction of business.

                  (b) Disinterested Person. The term "Disinterested Person," as used in this Plan, shall

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mean an  administrator  of the  Plan,  whether  a member  of the Board or of any
Committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 3(a), - "Delegation to Committee" - who is not during the one year prior to service as an administrator of the plan, or during such service, granted or awarded equity securities pursuant to the plan or any other plan of the Company or any of its affiliates, except that: (A) participation in a formula plan meeting the conditions of Rule 16b-3(c)(2)(ii) pursuant to the Securities Exchange Act shall not disqualify a director from being a disinterested person; (B) participation in an ongoing securities acquisition plan meeting the conditions in Rule 16b-3(d)(2)(i) shall not disqualify a director from being a disinterested person; (C) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a director from being a disinterested person; and (D) participation in a plan shall not disqualify a director from being a disinterested person for the purpose of administering another plan that does not permit participation by directors. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect.

                  (c) Number Of Shares To Be Offered. The maximum aggregate number of shares which shall be offered under the Plan shall be One Million Eight Hundred Thousand (1,800,000) shares of Stock, subject to adjustment as provided in Section 8 -- "Recapitalization, Etc." -hereof. In the event that any Option granted under the Plan expires or is terminated for any reason, such shares allocable to the unexercised portion of such Option shall again be subject to an Option under the Plan. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

         4. Eligibility And Participation.

                  (a) Initial Participation. An Eligible Employee shall become a Participant on an Offering Date after satisfying the eligibility requirements by delivering to the Company's payroll office an enrollment form authorizing payroll deductions not less than ten (10) business days prior to such Offering Date. An Eligible Employee who did not enroll in the Plan prior to the Offering Date, or a person who becomes an Eligible Employee after an Offering Date, may enroll in the Plan for the remainder of the Offering Period as of the beginning of the next Interim Offering Period by completing and filing an enrollment form prior to the commencement date of such Interim Offering Period.

                  (b) Continued Participation. A Participant shall automatically participate in each successive Offering Period (including Interim Offering Periods) until such time as such Participant withdraws from the Plan as set forth below. A Participant is not required to file any additional enrollment forms for subsequent Offering Periods or Interim Offering Periods in order to continue participation in the Plan.

                  (c) Payroll Deduction Rate. The Participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Stock, which may be 2%, 4%, 6%, 8% or 10% of the Participant's Compensation. A Participant may reduce (but not increase) the rate of payroll withholding during an Offering Period by filing an amended enrollment form with the payroll office at any time prior to the first day of any Interim Offering Period (for which such change is to be effective), but not more than three (3) changes may be made in any Offering Period (or such other number of changes as may be approved by the Board or the Committee). A Participant may increase or decrease the rate of payroll deduction for any subsequent Offering Period by filing with the Company a new

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enrollment form for payroll  deductions not less than ten (10) days prior to the
Offering Date for such subsequent Offering Period.

                  By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which is withheld during the Offering Period; provided, however, that no Participant may purchase shares of Stock in excess of the amount permitted under Section 9 - "Limitation on Stock Ownership."

                  (d) Offering Period. Any Options granted pursuant to the Plan shall be subject to the Company obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of Options and/or Stock.

                  (e) Purchase Price. The Purchase Price for each share of Stock to be purchased under the Plan shall be eighty-five percent (85)% of the Fair Market Value of such share on either (i) the Offering Date (or the date of entry for new or re-enrolling employees) or (ii) the last day of each Interim Offering Period, whichever is less.

                  (f) Contributions. The Purchase Price of the Stock shall be accumulated by payroll deductions throughout the Offering Period, which shall be applied automatically to purchase Stock at the end of each Interim Offering Period. In the absence of a contrary determination prior to the commencement of an Offering Period, each Interim Offering Period shall have a three-month duration. At the end of each Interim Offering Period, accrued payroll deductions will be automatically applied to the purchase of Stock at the Purchase Price. Payroll deductions shall commence on the first payday following the Offering Date (or, in the case of a new or re-enrolling employee, on the first payday following the commencement of the applicable Interim Offering Period) and shall continue unless altered or terminated as provided in the Plan.

                  (g) Effect Of Leave Of Absence. During a leave of absence approved by the Company, a Participant may, for such period as the Committee shall deem reasonable, continue contributions to the Plan by making cash payments to the Company on his or her normal paydays in an amount equal to the difference between the amount of his or her regular payroll deductions taken while such employee was participating under the Plan and the amount of his payroll deductions taken while on such leave of absence. Failure to pay any installment within ten (10) days after the payday on which it is due shall be treated as a withdrawal from the Plan.

                  (h) Purchase Of Stock. The Company will maintain a Plan Account on its books in the name of each Participant. On each payday the amount deducted from the Participant's Compensation will be credited to the Participant's Plan Account. No interest shall accrue on any such payroll deductions As of the last day of each Interim Offering Period the amount then in the Participant's Plan Account will be divided by the Purchase Price and the amount in the Participant's Plan Account shall be used to purchase the number of whole shares of Stock which result. Share certificates representing the number of shares of Stock so purchased shall be issued and delivered to the Participant as soon as reasonably practicable after the close of each Interim Offering Period. Any balance remaining in a Participant's Plan Account at the end of an Interim Offering Period after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall become the beginning balance in the Participant's Plan Account for the next following Interim Offering Period. Any balance

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remaining in the  Participant's  Plan  Account at the end of an Offering  Period
after  deducting the amount of the Purchase Price for the number of whole shares
issued  to  the   Participant   shall  become  the  beginning   balance  in  the
Participant's Plan Account for the next following Offering Period unless the Participant elects to withdraw from participation. If the Participant withdraws from participation, the balance in the Participant's Plan Account will be refunded to the Participant, without interest.

                  (i) Withdrawal. A Participant may elect to withdraw from participation in the Plan at any time before the last day of an Interim Offering Period by filing the prescribed form with the payroll office. At the time of withdrawal the amount credited to the Participant's Plan Account will be refunded in cash, without interest. Upon withdrawal from the Plan accumulated payroll deductions, if any, shall be returned to the withdrawn Participant and the withdrawn Participant's interest in the Plan shall terminate. In the event a Participant voluntarily elects to withdraw from the Plan, such Participant may not resume participation in the Plan until after the expiration of one complete Interim Offering Period; re-enrollment shall be made in the same manner as set forth above for initial participation in the Plan.

         5. Pro Rata Allocation. In the event that the aggregate number of shares which all Participants elect to purchase during an Interim Offering Period shall exceed the number of shares remaining available for issuance under the Plan, the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the sum of the number of shares the Participant has elected to purchase and the denominator of which is the sum of the number of shares which all Participants have elected to purchase.

         6. Effect Of Termination Of Employment. Termination of a Participant's employment for any reason, including retirement or death, or the failure of a Participant to remain an Eligible Employee shall be treated as a withdrawal under the Plan. In the event of the Participant's death, the refund of the Participant's Plan Account shall be paid, without interest, to the representative of the Participant's estate. A transfer by a Participant from the Company to a Subsidiary, from one Subsidiary to another, or from a Subsidiary to the Company shall not be treated as a termination of employment.

         7. Rights Not Transferable. The rights or interests of any Participant in the Plan, in any Option granted under the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner otherwise than by will or the applicable laws of descent and distribution. If the Participant shall in any manner attempt to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than by will, such act shall be treated as a withdrawal from the Plan.

         8. Recapitalization, Etc. Subject to any required action by the shareholders of the Company, the number of shares of Stock covered by each Option under the Plan which has not yet been exercised and the number of shares of Stock which have been authorized for issuance under the Plan but have not yet been placed under an Option (collectively the "Reserves"), as well as the price per share of Stock covered by each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Stock, or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by the Company; provided, however,

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that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of the shares of Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the Option as to all of the opined Stock, including shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         The Board may also, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Stock covered by each outstanding Option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         9. Limitation On Stock Ownership. Notwithstanding any provision herein to the contrary, no Participant shall be granted a right to purchase Stock pursuant to Section 4 - "Eligibility and Participation" - if: (i) such Participant, immediately after electing to purchase such Stock, would own Stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, or (ii) under the terms of the Plan the rights of the employee to purchase Stock under this and all other qualified employee stock purchase plans of the Company or its Subsidiaries would accrue at a rate that exceeds $20,000 of fair market value of such Stock (determined on the Offering Date) for each calendar year for which such right is outstanding at any time. For purposes of this Section 9, ownership of Stock shall be determined by the attribution rules of Section 424(d) of the Code and Participants shall be considered to own any Stock which they have a right or option to purchase under this or any other stock purchase plan.

         10. Limitations on Officers and Directors. Participants subject to the provisions of Section 16 of the Exchange Act (Company officers and directors) must comply with the following requirements:

                  (a) Shares of Stock purchased pursuant to the Plan must be held and may not be transferred for a period of six (6) months from the date of purchase; provided, however, that distributions in connection with death, retirement, disability, termination of employment, or a qualified domestic relations order as defined by the Code, or the rules thereunder, are not subject to the requirement set forth in this subparagraph 10(a).

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                  (b) Officer and director  Participants who cease participation in the Plan may not participate again for a period of at least six (6) months.

                  (c) Shares of Stock purchased pursuant to the Plan must be held for at least six (6) months from the date the Purchase Price is fixed.

         11. Rights As An Employee. Nothing in the Plan shall be construed to give any Participant the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and its Subsidiaries or the Participant to terminate such employment at any time with or without cause.

         12. Rights As A Shareholder. A Participant shall have no rights as a shareholder with respect to any shares of Stock he or she may have a right to purchase under the Plan until the date of issuance of a stock certificate to such Participant for shares issued pursuant to the Plan.

         13. Covenants of the Company.

                  (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

                  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Stock upon exercise of the rights granted under the Plan. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

         14. Use of Proceeds from Stock. Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

         15. Amendment Or Termination Of The Plan. The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no Participant's existing rights are adversely affected thereby, and provided further that no amendment of the Plan shall be effective until such amendment is approved by a vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company within twelve months before or after the date upon which such action is taken by the Board of Directors, if such amendment would:

                  (a) Increase the aggregate number of shares of Stock to be issued under the Plan (except as provided in Section 8 -"Recapitalization, Etc."
- - hereof);

                  (b) Materially modify the requirements for eligibility to participate in the Plan;

                  (c) Increase the maximum number of shares of Stock which a Participant may purchase in any Offering Period;

                  (d) Extend the term of the Plan;

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                  (e) Alter the Purchase Price formula so as to reduce the price for shares of Stock to be purchased under the Plan;

                  (f) Otherwise materially increase the benefits accruing to Participants under the Plan; or

                  (g) Cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code.

         16. Termination or Suspension of the Plan.

                  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

                  (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted.

         17. Effective Date of Plan.

         The Plan shall become effective upon adoption by the Board or the shareholders, whichever is earlier. Rights granted under the Plan shall be subject to revocation unless and until the Plan has been approved by the shareholders of the Company.

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                                  IMATRON INC.
                        1994 EMPLOYEE STOCK PURCHASE PLAN

                                 ENROLLMENT FORM

         For the Offering Period beginning _____________, _________ For the Interim (Three Month)
         Offering Period beginning:         _____________, _________

    _____Application to begin participation
    _____Change in Payroll Deduction Rate
    _____Change of Beneficiary(ies)

         1.       ____________________________hereby  elects to  participate  in the 1994 Imatron Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Enrollment Form and the Employee Stock Purchase Plan.

         2. I hereby authorize payroll deductions from each paycheck in the amount of 2%, 4%, 6%, 8% or 10% (please circle one) of my Compensation during the Offering Period in accordance with the Stock Purchase Plan.

         3. I understand that said deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically purchase shares. I understand that no interest shall accrue on any funds deducted under the terms of the Plan.

         4. I have received a copy of the complete "1994 Imatron Inc. Employee Stock Purchase Plan." I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that participation in the Stock Purchase Plan under this Enrollment Form is subject to obtaining shareholder approval of the Stock Purchase Plan.

         5. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of (employee and/or spouse only):

                  --------------------------------------------------
                  -----------------------------------------.


         6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the applicable Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the final day of the applicable Interim Offering Period (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I

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                  will make adequate  provision for Federal,  state or other tax
                  withholding   obligations,   if  any,  which  arise  upon  the
                  disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount
                  necessary  to  meet  any  applicable   withholding  obligation
                  including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the holding period described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares or (2) 15% of the fair market value of the shares on the first day of the applicable Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

         7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Enrollment Form is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

         8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:

NAME: (Please print)
                           ----------------------------------------
                            (First)        (Middle)          (Last)

                           ----------------------------------------
                           Relationship

                           ----------------------------------------
                           (Address)
NAME: (Please print)
                           ----------------------------------------
                           (First)         (Middle)          (Last)

                           ----------------------------------------
                           Relationship

                           ----------------------------------------
                           (Address)
Employee's Social
Security Number:
                           ----------------------------------------
Employee's Address:
                           ----------------------------------------

                           ----------------------------------------

I UNDERSTAND THAT THIS ENROLLMENT FORM SHALL REMAIN IN EFFECT UNTIL I SUBMIT A NOTICE OF WITHDRAWAL FORM THE TO PAYROLL OFFICE. IF I DESIRE TO INCREASE THE PERCENTAGE OF MY COMPENSATION APPLIED TO PURCHASE SHARES, I MUST SUBMIT A NEW ENROLLMENT FORM AT LEAST TEN (10) WORKING DAYS BEFORE THE BEGINNING OF THE
APPLICABLE OFFERING PERIOD. IF I DESIRE TO DECREASE THE PERCENTAGE OF MY COMPENSATION APPLIED TO PURCHASE SHARES, I MUST SUBMIT AN AMENDED ENROLLMENT FORM BEFORE THE BEGINNING OF THE APPLICABLE INTERIM OFFERING PERIOD.

Dated:
      ----------------     ----------------------------------------
                             Signature of Employee

                           ----------------------------------------
                           Spouse's Signature (If beneficiary other than spouse)

                                  IMATRON INC.
                        1994 EMPLOYEE STOCK PURCHASE PLAN


                              NOTICE OF WITHDRAWAL

         The undersigned participant in the Offering Period of the 1994 Imatron Inc. Employee Stock Purchase Plan which began on _________, 19 (please insert date) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Enrollment Form. The undersigned understands that upon withdrawal from a particular Offering Period, he or she is precluded from subsequent participation for a period of time specified in the Plan.

                                     Name and Address of Participant

                                     -----------------------------------

                                     -----------------------------------

                                     -----------------------------------


                                     Signature

                                     -----------------------------------

                                     Dated:
                                           -----------------------------